EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171602, No. 333-173361 and No. 333-173362) of Resolute Forest Products Inc. of our report dated February 29, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Resolute Forest Products Inc. which appears in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP (1)
Montréal, Québec, Canada February 29, 2016
(1) CPA auditor, CA, public accountancy permit No.A113048